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                                                                    Exhibit 99.1


                   DELTA AIR LINES AND CHEAP TICKETS ANNOUNCE
                             NEW STRATEGIC ALLIANCE


HONOLULU (May 15, 2001) - Cheap Tickets, Inc. (Nasdaq: CTIX) and Delta Air Lines (NYSE: DAL) today announced a new strategic alliance, which broadens the amount of fares and destinations the airline will offer through the discount leisure travel company, and provides Delta an equity warrant in Cheap Tickets. To support this alliance, the two companies will implement cooperative marketing initiatives to bolster business for both companies.

     As part of the five-year agreement, Delta and Cheap Tickets will jointly market and distribute Delta inventory through Cheap Tickets' multiple distribution channels, offering customers the convenience of retail travel stores, call centers, and the Internet.

     "This new alliance builds on our existing relationship with Delta, and Cheap Tickets' proven ability to effectively sell the airline's inventory by offering our customers competitive fares through our unique multi-channel sales model," said Sam E. Galeotos, president and CEO of Cheap Tickets. "Cheap Tickets is excited to partner with one of the world's leading airlines, and we are even more excited to leverage our marketing resources to jointly sell the increased inventory Delta is making available through Cheap Tickets."

     "Delta and Cheap Tickets deliver consumers superior value, and this alliance provides additional value to our mutual customers," said Lee Macenczak, Delta's senior vice president - Sales and Distribution. "The alliance supports Delta's ongoing efforts to make our product available to a targeted customer base, like that of Cheap Tickets."

     "This agreement not only benefits both companies, but it also benefits the value-minded leisure traveler by providing Cheap Tickets' growing customer base an even wider selection of destinations, low fares and seat availability," added Galeotos.

     "This alliance is the result of recent and continuing dialogue with several key airlines as part of our concerted effort to diversify and strengthen our supplier base," said Galeotos. "The new Delta partnership is yet another milestone in achieving Cheap Tickets' strategic goal of being the number one discounted leisure travel company in the North America."

     Cheap Tickets recently announced its ninth consecutive profitable quarter ending Mar. 31, with gross bookings up 44 percent over the previous quarter to $192 million.
                                     # # #
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ABOUT CHEAP TICKETS

     Cheap Tickets, Inc. (Nasdaq: CTIX), founded in 1986, is a leading seller of discounted leisure travel products. In addition to offering the full range of regular published airfares, Cheap Tickets gives consumers access to its exclusive collection of more than one million unpublished airfares on major airlines - one of the largest collections of discounted airfares in the industry. Cheap Tickets' family of discounted travel products also includes cruises, rental cars, and hotel accommodations. Consumers can conveniently book travel through Cheap Tickets' Web site at www.cheaptickets.com, 24/7 call centers at 1-800-OKCHEAP, or retail travel stores. Cheap Tickets sells an average of one ticket every 15 seconds.


ABOUT DELTA AIR LINES

     Delta's goal is to become the No. 1 airline in the eyes of its customers, flying passengers and cargo from anywhere to everywhere. People choose to fly Delta more often than any other airline in the world on 5,243 flights each day to 365 cities in 64 countries on Delta, Delta Express, Delta Shuttle, Delta Connection carriers and Delta's Worldwide Partners. Delta is a founding member of SkyTeam, a global airline alliance that provides customers with extensive worldwide destinations, flights and services. For more information, go to delta.com.

CONTACTS:
Media
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Delta Air Lines, Corporate Communications, (404) 715-2554
Dawn Soper Lyon, Cheap Tickets, Inc., 808-945-7439 x7347

Investor Relations
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Todd Kehrli, MKR Group LLC for Cheap Tickets, Inc., 310-451-7713


CHEAP TICKETS

 "Safe Harbor" Statement under the Private Securities Litigation Reform Act of
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1995:  Statements in this press release which are not historical in fact are
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"forward-looking statements" that involve risks and uncertainties.  These forward-looking statements include statements regarding the new strategic alliance between Cheap Tickets (the "Company") and Delta Air Lines, the benefits to the Company's business and customers from the strategic alliance and the Company's plans to diversify and strengthen its supplier base. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove to have been correct. Actual results may differ materially due to factors including, but not limited to: uncertainty regarding demand for the Company's products in general; actual and potential competition for leisure travel customers and for discount tickets; the market for leisure travel; the continued growth of online commerce and Internet infrastructure; the success of the Company's advertising programs and the strength of its brand recognition; the Company's ability to enter into new supply agreements and to expand and enhance existing supply agreements; the Company's ability to retain and attract key personnel and to manage growth effectively; the Company's ability to maintain and renew its technological
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infrastructure and to maintain the security of its communications network; and
the Company's ability to obtain needed services from reliable third parties. Should one or more of these risks or uncertainties materialize, or should any of the underlying assumptions prove incorrect, actual results of current or future operations may vary materially from those anticipated, estimated, or projected. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of their dates. For a discussion of such risks and uncertainties, and other factors which could cause actual results to differ materially from those contained in the forward-looking statements, see information contained in the Company's Annual Report on Form 10-K for the year ended December 31, 2000, its quarterly reports on Form 10-Q, and other reports the Company files with the Securities and Exchange Commission.